VALENCE TECHNOLOGY, INC.


          NEW SAPHION POWER CELL FROM VALENCE TECHNOLOGY NOW AVAILABLE

 HIGH-RATE, PHOSPHATE-BASED TECHNOLOGY DELIVERS BEST COMBINATION OF PERFORMANCE
                  AND SAFETY FOR APPLIANCE AND MOTIVE MARKETS

AUSTIN, TEXAS - MAY 3, 2005 - A new phosphate-based Lithium-ion power cell is now available from Valence Technology, Inc. (Nasdaq: VLNC), a leader in the development and commercialization of Saphion(R) technology, the only safe, large-format Lithium-ion rechargeable battery technology.

Batteries designed with power cells can be discharged and charged more quickly than batteries designed with energy cells. This makes them ideal for applications that require powerful bursts rather than slow discharges of energy, such as portable appliances and future generations of hybrid and electric vehicles. The new Saphion power cell offers significant cycling, weight and longevity benefits over Nickel-Metal-Hydride (NiMH) and Nickel Cadmium (NiCad) battery technologies.

In 2004, the market size for NiMH and NiCad batteries totaled more than US$1.76 billion, according to analyst firm Frost & Sullivan. As demand for increases for batteries with greater energy, less weight and longer life, newer technologies, such as Lithium-ion cells, are expected to command a growing share of this market. Environmental concerns and regulations will also have a significant affect on the future of the older battery technologies.

"The Saphion power cell offers the extended cycling and power delivery that is needed for many motive and portable appliance applications. And, it is the only safe alternative to NiMH and NiCad for large-format applications," said Stephan Godevais, chairman and CEO of Valence Technology, Inc. "Our scientists and engineers have worked on this technology for the past two years. The availability of the Saphion power cell opens up a great market opportunity for Valence and is already generating interest from new customers."

ADVANTAGES OF SAPHION POWER TECHNOLOGY

Valence's power cell uses the same proprietary Saphion technology featured in its existing lines of energy cells and battery packs, including 18650s and the N-Charge(TM), K-Charge(TM) And U-Charge(TM) Power Systems. The cathode material used in Saphion technology replaces toxic heavy metals with phosphates, creating batteries that are more chemically stable, safer and more environmentally friendly than traditional oxide-based Lithium-ion batteries. In addition, the new Saphion power cell is lighter and offers greater cycling and discharge capabilities.


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Advantages offered by the Saphion power cell over NiMH and NiCad technologies include greater cycling, higher operating voltage, better specific energy (i.e. energy/weight), and longer shelf-life. This means applications can be designed smaller and lighter, have longer run time and will require fewer battery replacements.

Key features of the Saphion power cell:

     o    95% charge in 30 minutes
     o    Rate capability of 15C continuous, 25C pulse
     o    Cycling capability greater than 1000 cycles
     o    Low internal resistance, less than 20mOhms AC impedance
     o    No memory effect

ABOUT VALENCE TECHNOLOGY, INC.

Valence Technology is a leader in the development and commercialization of Saphion(R) technology, the only safe large format Lithium-ion rechargeable battery technology. Valence holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion technology and Lithium-ion rechargeable batteries. The company has facilities in Austin, Texas, Henderson, Nevada and Suzhou and Shanghai, China. Valence is traded on the Nasdaq SmallCap Market under the symbol VLNC and can be found on the internet at www.valence.com.

SAFE HARBOR STATEMENT

The information contained herein includes "forward-looking statements." Valence Technology, Inc. cautions readers not to put undue reliance on forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those described herein, for the reasons, among others, discussed in our reports filed with the Securities and Exchange Commission.



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MEDIA CONTACT:                                     READER CONTACT:
Lois Paul & Partners, LLC                          Valence Technology, Inc.
Daphne Kent                                        888-VALENCE
daphne_kent@lpp.com                                info@valence.com
(512) 638-5305

INVESTOR CONTACT:
Valence Technology, Inc.
Judy Racino
investor@valence.com
(512) 527-2921